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                                                                       Exhibit 5


               [LETTERHEAD OF ARENT FOX KINTNER PLOTKIN & KAHN]



                                       May 12, 1997


               The Board of Directors
               Transaction Network Services, Inc.
               1939 Roland Clarke Place
               Reston, Virginia  22091

               Gentlemen:

                    We have acted as counsel to Transaction Network Services,
               Inc. (the "Company") with respect to the Company's Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of 1,200,000 shares of Common Stock, $.01 par value (the "Shares").

                    As counsel to the Company, we have examined the Company's
               Certificate of Incorporation and such records, certificates and other documents of the Company, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.

                    We assume that, prior to the sale of any Shares to which the
               Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any applicable state securities laws.

                    Based on the foregoing, we are of the opinion that the
               1,200,000 Shares subject to the Transaction Network Services, Inc. 1994 Employee Stock Option Plan, as amended (the "Option Plan"), when issued and paid for in accordance with the terms of the Option Plan, will be validly issued, fully paid and nonassessable.

                    We hereby consent to the filing of this opinion as an
               exhibit to the Registration Statement and to all references to our firm in the Registration
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               The Board of Directors
               Transaction Network Services, Inc.
               May 12, 1997
               Page 2

               Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations thereunder.

                                    Very truly yours,

                                    ARENT FOX KINTNER PLOTKIN & KAHN



                                    By: /s/ Jeffrey E. Jordan
                                       ---------------------------------------
                                         Jeffrey E. Jordan